TRANSOCEAN LTD. ANNOUNCES PRICING OF U.S. $750 MILLION OF

SENIOR UNSECURED NOTES DUE 2025

STEINHAUSEN, Switzerland – October 22, 2018 – Transocean Ltd. (NYSE: RIG) announced today that Transocean Inc., its wholly-owned subsidiary (collectively with Transocean Ltd., “Transocean”), has priced its previously-announced offering of U.S.$750 million aggregate principal amount of senior unsecured notes due 2025 (the “Notes”) to eligible purchasers pursuant to Rule 144A/Regulation S. The Notes will be fully and unconditionally guaranteed by Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.

The Notes will bear interest at the rate of 7.25% per annum. The offering is expected to close on or about October 25, 2018, subject to customary closing conditions. Transocean intends to use the net proceeds from this offering to pay a portion of the cash consideration for the merger (the “Ocean Rig Merger”) with Ocean Rig UDW Inc. (“Ocean Rig”) and for related fees and expenses, or for general corporate purposes.

The Notes and the guarantees (together, the “securities”) have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities to be offered may not be publicly offered, sold or advertised, directly or indirectly, in Switzerland. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities in the United States, shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale would be unlawful and does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. There shall not be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 41 mobile offshore drilling units consisting of 23 ultra-deepwater floaters, 12 harsh environment floaters, two deepwater floaters and four midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships, as well as one harsh environment semisubmersible, in which Transocean holds a 33 percent interest.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include statements regarding the Transocean’s plans to issue the Notes and use the proceeds therefrom.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the closing of Transocean’s offering of the Notes, conditions in financial markets, investor response to Transocean’s offering of the Notes and the guarantees of the Notes, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Additional Information and Where to Find It

This communication relates to the proposed Ocean Rig Merger pursuant to the terms of the Agreement and Plan of Merger, dated as of September 3, 2018, by and among Ocean Rig, Transocean Ltd., Transocean Oceanus Holdings Limited and Transocean Oceanus Limited. In connection with the proposed Ocean Rig Merger, Transocean Ltd. has filed a Registration Statement on Form S‑4 with the SEC that includes a joint proxy statement of Transocean Ltd. and Ocean Rig that also constitutes a prospectus of Transocean Ltd., which joint proxy statement/prospectus has been mailed or otherwise disseminated to Transocean Ltd. and Ocean Rig shareholders.

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OCEAN RIG MERGER. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Transocean Ltd. and Ocean Rig with the SEC at the SEC’s website at: www.sec.gov. Copies of the documents filed by Transocean Ltd. with the SEC will be available free of charge on Transocean Ltd.’s website at: www.deepwater.com or by emailing Transocean Ltd.’s Investor Relations at: info@deepwater.com. Copies of the documents filed by Ocean Rig with the SEC will be available free of charge on Ocean Rig’s website at: www.ocean-rig.com or by emailing Ocean Rig’s Investor Relations at: oceanrig@capitallink.com.

Analyst Contact:

Bradley Alexander

+1 713-232-7515

Media Contact:

Pam Easton

+1 713-232-7647